EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Third Quarter 2016 Financial Results

Coeur d’Alene, Idaho – August 11, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its third fiscal year 2016 quarter which ended June 30, 2016.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended June 30,
	2016	2015
Consolidated net loss	$(463)	$(682)
Consolidated net loss per share, basic and diluted	(0.03)	(0.06)
Mineral exploration expenses	34	292
Working capital	741	393

Timberline reported a consolidated net loss of $0.5 million for the quarter ended June 30, 2016, including exploration expenditures of $34 thousand.  The Company’s exploration expenditures during the quarter continued to be curtailed; however, in June, the Company tripled the original amount of our non-brokered private placement and closed a $1.5 million equity financing which allowed us to initiate a metallurgical and geotechnical test program at Talapoosa in July 2016.  The test program was designed to assess the potential to improve heap permeability and enhance gold and silver leach efficiency for the processing of the mineralized material at the Talapoosa gold and silver project in Lyon County, Nevada.

Timberline’s President and CEO, Steve Osterberg, commented, “We are pleased to see continued strength in the gold market and the significant support for our financing in May and June.  In July, we moved quickly to commence metallurgical and geotechnical testing at Talapoosa in order to further advance the project.  We look forward to continuing the advancement and development of our assets.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding potential to improve heap permeability and enhance gold and silver leach efficiency, continued strength in the gold market, providing value to shareholders, prudent financing and development of assets, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2015.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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